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                                                                   EXHIBIT 99.1

PRESS RELEASE

         Orlando, August 22 - Phoenix International Ltd., Inc. (Nasdaq:PHXX). The Company announced today that it and its auditors, Ernst & Young LLP, are reviewing the revenue recognition accounting treatment of several contracts, including four contracts with international customers, for the fiscal years 1997-1999. Until this review is completed, the Company's financial statements for these periods should not be relied upon. The Company was unable to file its Form 10-Q for the three month and six month periods ended June 30, 2000 because of the uncertainty of the impact the review of revenue recognition for prior years might have on current periods. Without taking into account that impact, the Company would have reported net losses for the three months and the six months ended June 30, 2000 substantially larger than the losses for the corresponding periods in 1999.

         Phoenix provides integrated software applications for the financial services industry worldwide. Its products include a client/server retail banking system. Phoenix also offers its system on an outsourced basis through its application service centers.

         This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include all statements that are not statements of historical fact and relate to the intent, belief, plans or expectations of Phoenix.